EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-131880) of BrainStorm Cell Therapeutics Inc. of our report dated June 28, 2006, with respect to the consolidated financial statements of BrainStorm Cell Therapeutics Inc.included in the Annual report (Form 10-KSB) for the year ended March 31, 2006.


TelAviv, Israel                         /s/ Kost, Forer Gabbay & Kasierer
June 28, 2006                           ----------------------------------
                                        KOST FORER GABBAY & KASIERER
                                        A member of Ernst & Young Global